UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2010

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-34196 (Commission File Number)	56-2408571 (I.R.S. Employer Identification No.)

4400 Carillon Point, Kirkland, WA 98033 (Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     8.25% Exchangeable Notes due 2040
     On December 8, 2010, Clearwire Communications (the “Company”) and Clearwire Finance, Inc. (“Clearwire Finance” and, together with the Company, the “Issuers”) issued $650,000,000 aggregate principal amount of 8.25% Exchangeable Notes due 2040 (the “Exchangeable Notes”) pursuant to an Indenture, dated December 8, 2010 (the “Exchangeable Notes Indenture”), among the Issuers, the guarantors named therein and Wilmington Trust FSB, as trustee (the “Exchangeable Notes Trustee”). The Company intends to use the net proceeds of the Exchangeable Notes for working capital and other general corporate purposes, including capital expenditures.
     The Exchangeable Notes bear interest at a rate of 8.25% and mature on December 1, 2040. Interest on the Exchangeable Notes will be payable on December 1 and June 1 of each year, commencing on June 1, 2011. The Exchangeable Notes were offered at an original issue price of 100.0%, which resulted in $634,562,500 of net cash proceeds to the Issuers after discounts and commissions. The Exchangeable Notes are not secured. The Exchangeable Notes are fully and unconditionally guaranteed on an unsecured basis by the Issuers’ existing wholly-owned direct and indirect domestic subsidiaries (other than Clearwire International LLC) and the Issuers’ future wholly-owned direct and indirect domestic subsidiaries that own spectrum assets (collectively, the “Guarantors”). The Exchangeable Notes and the guarantees are subordinated in right of payment to the Issuers’ 12% Senior Secured Notes due 2015 (the “Existing Secured Notes”) and any additional notes issued in the future under the indentures governing the Existing Secured Notes (the “Existing Secured Indentures”).
     Holders of the Exchangeable Notes may exchange their Exchangeable Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon exchange, the Issuers will have the right to deliver shares of the Class A common stock of Clearwire Corporation (the “Class A Shares”), based upon the applicable exchange rate, or cash based on a daily settlement value calculated on a proportionate basis for each day of a 25 trading-day observation period. The initial exchange rate is 141.2429 Class A Shares per $1,000 principal amount of Exchangeable Notes, equivalent to an initial exchange price of approximately $7.08 per Class A Share. The exchange rate is subject to adjustment in some events but will not be adjusted for accrued interest.
     On or after December 1, 2017, the Issuers may redeem all or part of the Exchangeable Notes for cash at a price equal to 100% of the principal amount of the Exchangeable Notes being redeemed plus any accrued and unpaid interest up to, but excluding, the redemption date. Holders of the Exchangeable Notes may require the Issuers to repurchase for cash the Exchangeable Notes on December 1, 2017, 2025, 2030, and 2035, at a price equal to 100% of the principal amount of the Exchangeable Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. In addition, holders have the right to require the Issuers to repurchase the Exchangeable Notes for cash at a purchase price equal to 100% of the principal amount of the Exchangeable Notes being repurchased, plus any accrued and unpaid interest up to but excluding the repurchase date, upon a fundamental change as described in the Exchangeable Notes Indenture. Following certain corporate transactions that also constitute fundamental changes, the Issuers will increase the exchange rate for holders who elect to exchange Exchangeable Notes in connection with such corporate transactions in certain circumstances.
     The Exchangeable Notes were not registered under the Securities Act and, were only issued to qualified institutional buyers under Rule 144A of the Securities Act and non-U.S. persons outside of the United States on reliance on Regulation S under the Securities Act. Unless so registered, the Exchangeable Notes may not be offered or sold in the United States absent an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Exchangeable Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

     In connection with the sale of the Exchangeable Notes, Clearwire Corporation, the Issuers and the Guarantors entered into a Registration Rights Agreement, dated as of December 8, 2010 (the “Registration Rights Agreement”), with the initial purchasers of the Exchangeable Notes. Under the Registration Rights Agreement, Clearwire Corporation has agreed to (i) use its commercially reasonable efforts to file a shelf registration statement with respect to the resale of the Class A Shares, if any, issuable upon exchange within 90 days after the closing of the offering of the Exchangeable Notes and (ii) use its commercially reasonable efforts to cause this registration statement to become effective within 180 days after the closing of the offering. Clearwire Corporation will use its commercially reasonable efforts to keep the shelf registration statement effective until the date on which all of the Class A Shares cease to be outstanding, subject to certain suspension periods. The Exchangeable Notes will accrue additional interest, subject to some limitations, if Clearwire Corporation fails to comply with its obligations to register, or keep effective the shelf registration statement with respect to, the Class A Shares.
     The Issuers and Clearwire Corporation entered into a stock delivery agreement (the “Delivery Agreement”), dated December 8, 2010, in connection with the issuance of the Exchangeable Notes. The Delivery Agreement requires Clearwire Corporation to issue Class A Shares to holders of the Exchangeable Notes in the event the Issuers choose to deliver Class A Shares to such holders upon exchange of Exchangeable Notes in accordance with the Exchangeable Notes Indenture. In addition, if the Class A Shares are listed on a national securities exchange or automated quotation system, Clearwire Corporation has agreed to use its reasonable best efforts to cause the Class A Shares issued pursuant to the Delivery Agreement to be listed on such national securities exchange or automated quotation system. Upon any issuance of Class A Shares described herein, the Company is obligated to issue to Clearwire Corporation on a concurrent basis a number of the Company’s class A common units and voting units equal to the number of Class A Shares so issued.
     A copy of the Exchangeable Notes Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Registration Rights Agreement is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Delivery Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Exchangeable Notes Indenture, the Registration Rights Agreement and the Delivery Agreement are qualified in their entirety by reference to such exhibits.
          12% First-Priority Senior Secured Notes due 2015
     On December 9, 2010, the Issuers issued $175,000,000 aggregate principal amount of 12% First-Priority Senior Secured Notes due 2015 (the “First Lien Notes”) pursuant to an Indenture, dated as of November 24, 2009 (the “November 2009 Indenture”), by and among the Issuers, the guarantors party thereto and Wilmington Trust FSB, as trustee (the “First Lien Trustee”) and collateral agent (the “First Lien Collateral Agent”). The First Lien Notes and the guarantees are secured by first-priority liens on substantially all of the Issuers’ and the Guarantors’ assets. The Company intends to use the net proceeds of the First Notes for working capital and for general corporate purposes, including capital expenditures.
     The First Lien Notes bear interest at a rate of 12% and mature on December 1, 2015. Interest on the First Lien Notes will be payable on December 1 and June 1 of each year, commencing on June 1, 2011. The First Lien Notes are fully and unconditionally guaranteed on a senior secured basis by the Issuers and the Guarantors.
     The November 2009 Indenture limits the Issuers’ ability and the ability of their restricted subsidiaries to: incur additional indebtedness or issue certain preferred shares; pay dividends on or make other distributions in respect of the Issuers’ capital stock or membership interests or make other restricted payments; create liens on certain assets to secure debt; make certain investments; sell certain assets; agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers; consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuers’ assets; enter into transactions with the Issuers’ affiliates; and designate the Issuers’ subsidiaries as Unrestricted Subsidiaries (as defined in the November 2009 Indenture). In addition, the November 2009 Indenture limits the activities of Finance Co. and the Spectrum Entities (as defined in the November 2009 Indenture). Certain of these limitations will be suspended if the First Lien Notes receive a rating of “BBB-” or higher from Standard & Poor’s Rating Services (or its successors, “S&P”) and “Baa3” or higher from Moody’s Investors Service, Inc. (or its successors, “Moody’s”), in each case, with a stable or better outlook.
     Prior to December 1, 2012, the Issuers may redeem some or all of the First Lien Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption plus a “make-whole” premium.

     In addition, at any time and from time to time, prior to December 1, 2012, the Issuers may redeem up to 35% of the original principal amount of the First Lien Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.
     On and after December 1, 2012, the First Lien Notes may be redeemed by the Issuers at the following redemption prices (in each case together with accrued and unpaid interest): at any time from and after December 1, 2012, 106%, at any time from and after December 1, 2013, 103%, and at any time from and after December 1, 2014, 100%.
     Upon the occurrence of a Change of Control (as defined in the November 2009 Indenture), any holder of First Lien Notes will have the right to require the Issuers to repurchase all or any part of the First Lien Notes of such holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.
     If the Issuers or their restricted subsidiaries sell assets following the issue date under certain circumstances, the Issuers will be required to use the net proceeds to prepay certain indebtedness or make an offer to all holders to purchase First Lien Notes, at an offer price in cash in an amount equal to 100% of the principal amount of the First Lien Notes and such other indebtedness, plus accrued and unpaid interest to the date of purchase.
     The November 2009 Indenture contains customary events of default. If an event of default occurs and is continuing, the First Lien Trustee or holders of at least 25% in principal amount of the outstanding First Lien Notes may declare the principal of premium, if any, and accrued and unpaid interest, if any, on all the First Lien Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are events of default which shall result in the First Lien Notes being due and payable immediately upon the occurrence of such events of default.
     The First Lien Notes were not registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the First Lien Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
     Pursuant to the Collateral Agreement, dated November 24, 2009 (the “First Lien Collateral Agreement”), among the Issuers, the guarantors party thereto and the First Lien Collateral Agent, the First Lien Notes and the guarantees are secured by a first-priority lien, subject to permitted liens, on substantially all of the assets of the Issuers and the Guarantors, including, but not limited to, all accounts, chattel paper, documents, equipment, general intangibles, intellectual property, instruments, inventory, investment property, letter of credit rights, goods and the capital stock of certain domestic subsidiaries held by the Issuers and the Guarantors and any FCC license rights, but excluding any real property and the capital stock of the Issuers’ and the Guarantors’ foreign subsidiaries.
     The November 2009 Indenture and the First Lien Collateral Agreement are incorporated by reference herein. The form of 12% First-Priority Senior Secured Note due 2015 is attached as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of these agreements are qualified in their entirety by reference to such exhibits.
          12% Second-Priority Secured Notes due 2017
     In connection with the issuance of the First Lien Notes, the Issuers issued $500,000,000 aggregate principal amount of 12% Second-Priority Secured Notes due 2017 (the “Second Lien Notes” and collectively with the Exchangeable Notes and the First Lien Notes, the “Notes”) on December 9, 2010 pursuant to an Indenture, dated as of December 9, 2010 (the “Second Lien Indenture” and collectively with the Exchangeable Notes Indenture and the November 2009 Indenture, the “Indentures”), by and among the Issuers, the Guarantors and Wilmington Trust FSB, as trustee (the “Second Lien Trustee”) and collateral agent (the “Second Lien Collateral Agent” and collectively with the First Lien Collateral Agent, the “Collateral Agents”). The Second Lien Notes and the guarantees secured by second-priority liens on substantially all of the Issuers’ and the Guarantors’ assets. The Company intends to use the net proceeds of the Second Lien Notes for working capital and for general corporate purposes, including capital expenditures.
     The Second Lien Notes bear interest at a rate of 12% and mature on December 1, 2017. Interest on the First Lien Notes will be payable on December 1 and June 1 of each year, commencing on June 1, 2011. The Second Lien

Notes are fully and unconditionally guaranteed on a secured basis by the Issuers the Guarantors. The Second Lien Notes are subordinated in right of payment to (i) the First Lien Notes, (ii) the Existing Secured Notes and (iii) any additional notes issued pursuant to the Existing Secured Indentures. Except as set forth in the immediately prior sentence, the Second Lien Notes rank equally in right of payment with the Exchangeable Notes and any other existing and future senior indebtedness of the Issuers.
     The Second Lien Indenture limits the Issuers’ ability and the ability of their restricted subsidiaries to: incur additional indebtedness or issue certain preferred shares; pay dividends on or make other distributions in respect of the Issuers’ capital stock or membership interests or make other restricted payments; create liens on certain assets to secure debt; make certain investments; sell certain assets; agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers; consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuers’ assets; enter into sale and leaseback transactions; enter into transactions with the Issuers’ affiliates; and designate the Issuers’ subsidiaries as Unrestricted Subsidiaries (as defined in the Second Lien Indenture). In addition, the Second Lien Indenture limits the activities of Finance Co. and the Spectrum Entities (as defined in the November 2009 Indenture). Certain of these limitations will be suspended if the Second Lien Notes receive a rating of “BBB-” or higher from S&P and “Baa3” or higher from Moody’s, in each case, with a stable or better outlook.
     Prior to December 1, 2014, the Issuers may redeem some or all of the Second Lien Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption plus a “make-whole” premium.
     In addition, at any time and from time to time, prior to December 1, 2013, the Issuers may redeem up to 35% of the original principal amount of the Second Lien Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.
     On and after December 1, 2014, the Second Lien Notes may be redeemed by the Issuers at the following redemption prices (in each case together with accrued and unpaid interest): at any time from and after December 1, 2014, 106%, at any time from and after December 1, 2015, 103%, and at any time from and after December 1, 2016, 100%.
     Upon the occurrence of a Change of Control (as defined in the Second Lien Indenture), any holder of Second Lien Notes will have the right to require the Issuers to repurchase all or any part of the Second Lien Notes of such holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.
     If the Issuers or their restricted subsidiaries sell assets following the issue date under certain circumstances, the Issuers will be required to use the net proceeds to prepay certain indebtedness (including the Existing Secured Notes and the First Lien Notes) or to make an offer to all holders to purchase Second Lien Notes, at an offer price in cash in an amount equal to 100% of the principal amount of the Second Lien Notes and such other indebtedness, plus accrued and unpaid interest to the date of purchase.
     The Second Lien Indenture contains customary events of default. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Second Lien Notes may declare the principal of premium, if any, and accrued and unpaid interest, if any, on all the Second Lien Notes to be due and payable immediately; provided, that so long as any Designated First Lien Indebtedness (as defined in the Second Lien Indenture) is outstanding, no such acceleration shall be effective until the earlier of (i) the acceleration of any such Designated First Lien Indebtedness and (ii) five business days after giving written notice of such acceleration to the Issuers and the administrative agent or trustee under such Designated First Lien Indebtedness. Upon the effectiveness of such declaration, such principal and interest shall become due immediately. Notwithstanding the foregoing, certain events of bankruptcy or insolvency are events of default which shall result in the Second Lien Notes being due and payable immediately upon the occurrence of such events of default.
     The Second Lien Notes were not registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Second Lien Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

     In connection with the sale of the Second Lien Notes, the Issuers and the Guarantors entered into a Collateral Agreement, dated December 9, 2010 (the “Second Lien Collateral Agreement”), with the Second Lien Collateral Agent. Pursuant to the Second Lien Collateral Agreement, the Second Lien Notes and the guarantees are secured by a second-priority lien, subject to permitted liens, on substantially all of the assets of the Issuers and the Guarantors, including, but not limited to, all accounts, chattel paper, documents, equipment, general intangibles, intellectual property, instruments, inventory, investment property, letter of credit rights, goods and the capital stock of certain domestic subsidiaries held by the Issuers and the Guarantors and any FCC license rights, but excluding any real property and the capital stock of the Issuers’ and the Guarantors’ foreign subsidiaries.
     The Issuers and the Guarantors also entered into an Intercreditor Agreement, dated as of December 9, 2010 (the “Intercreditor Agreement”), with the trustees under the Existing Secured Indentures, the Second Lien Trustee and the Collateral Agents. Pursuant to the Intercreditor Agreement, at any time prior to the discharge of the First-Priority Obligations (as defined in the Intercreditor Agreement), the Collateral Agent representing the series of First-Priority Obligations with the greatest outstanding principal amount (the “First-Priority Representative”) shall have the right to enforce the security interests in the collateral securing the First Lien Notes, the Second Lien Notes and the Existing Secured Notes. Additionally, prior to the discharge of all First-Priority Obligations, (i) the First-Priority Representative shall have the exclusive right to make determinations regarding the release of common collateral without the consent of the holders of the Second Lien Notes, (ii) the Intercreditor Agreement may be amended by each of the First-Priority Representative and the collateral agent representing the series of Second-Lien Obligations (as defined in the Intercreditor Agreement) with the greatest outstanding principal amount (the “Second-Priority Representative”), without the consent of each other or any other First-Priority Secured Party or Second-Priority Secured Party (each as defined in the Intercreditor Agreement), to add additional secured creditors holding additional First-Priority Obligations or Second-Priority Obligations (as defined in the Intercreditor Agreement) so long as such additional First-Priority Obligations or Second-Priority Obligations are not prohibited by the provisions of the First-Priority Agreement and the Second-Priority Agreement (each as defined in the Intercreditor Agreement) then extant, and (iii) the holders of the First-Priority Obligations may change, waive, modify or vary the Second-Priority Security Documents (as defined in the Intercreditor Agreement); provided, that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the lien of any Second-Priority Security Document, except to the extent (1) such lien is released in connection with a disposition that is permitted pursuant to the terms of the First-Priority Security Documents (as defined in the Intercreditor Agreement) or (2) any other release of shared collateral from the lien under the First-Priority Security Documents that is permitted pursuant to the terms of the First-Priority Security Documents and (B) any such amendment, waiver or consent that materially and adversely affects the rights of the Second-Priority Secured Parties and does not affect the First-Priority Secured Parties in a like or similar manner shall not apply to the Second-Priority Security Documents without the consent of the Second-Priority Representative.
     A copy of the Second Lien Indenture is attached as Exhibit 4.7 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Second Lien Collateral Agreement is attached as Exhibit 4.9 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Intercreditor Agreement is attached hereto as Exhibit 4.10 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Second Lien Indenture, the Second Lien Collateral Agreement and the Intercreditor Agreement are qualified in their entirety by reference to such exhibits.
     Amendment to Equityholders’ Agreement
     On December 8, 2010, Clearwire Corporation entered into an Amendment (the “Equityholders’ Amendment”) to the Equityholders’ Agreement, dated November 28, 2008 (as amended, the “Equityholders’ Agreement”), by and among Sprint Nextel Corporation (“Sprint”), Sprint HoldCo, LLC (“Sprint HoldCo”), certain affiliates of Comcast Corporation, certain affiliates of Time Warner Cable Inc., certain affiliates of Bright House Networks, LLC, Google Inc. and Eagle River Holdings, LLC. The Equityholders’ Amendment provides that Sprint, Clearwire Corporation’s majority stockholder, may unilaterally elect to take, and cause Clearwire Corporation to take, any of the actions specified in Section 2.13(d) of the Equityholders’ Agreement at any time to the extent Sprint determines in good faith such actions are reasonably necessary to eliminate or ameliorate any risk that a breach or default by Clearwire Corporation or any of its subsidiaries under their debt agreements could trigger a cross-default or cross-acceleration under Sprint’s debt agreements. Such actions include the ability of Sprint HoldCo to surrender shares of Class B common stock of Clearwire Corporation to Clearwire Corporation in exchange for cash consideration equal to the par value of such shares, or $0.0001 per share. If Sprint HoldCo surrenders any such shares pursuant to Section 2.13(d) of the Equityholders’ Agreement, it would have the right to have all or part of the shares re-issued to it under certain circumstances as set forth in Sections 2.13 (e) and (f) of the Equityholders’ Agreement.
     A copy of the Equityholders’ Amendment is attached as Exhibit 4.11 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Equityholders’ Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indentures and the Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
     The disclosures under Items 1.01 and 7.01 of this Current Report on Form 8-K relating to the Exchangeable Notes Indenture, the Exchangeable Notes and the Delivery Agreement are also responsive to Item 3.02 of this report and are incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Equityholders’ Amendment is also responsive to Item 3.03 of this report and is incorporated by reference into this Item 3.03.

Item 7.01.	Regulation FD Disclosure.
     The Issuers granted the initial purchasers of the Exchangeable Notes an option for 30 days to purchase up to an additional $100.0 million of Exchangeable Notes. The initial purchasers notified the Issuers that they are exercising $79.25 million of the over-allotment option, which is expected to close on December 15, 2010. In addition, certain stockholders of Clearwire Corporation that hold equity securities representing approximately 85% of Clearwire Corporation’s voting power have pre-emptive rights for 30 days from the date of the offering memorandum for the Exchangeable Notes that entitle such stockholders to purchase their pro rata share (based upon voting power) of all Exchangeable Notes issued. Clearwire Corporation has received waivers from stockholders holding approximately 31% of the voting power. The remaining pre-emptive rights, if exercised, could result in the Issuers issuing up to an additional approximately $853 million in Exchangeable Notes (assuming no further exercise of the initial purchasers’ over-allotment option).

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 8, 2010, by and among the Issuers, the Guarantors and the Exchangeable Notes Trustee.
4.2	Form of 8.25% Exchangeable Note due 2040 (as set forth in Exhibit A to the Exchangeable Notes Indenture filed as Exhibit 4.1 hereto).
4.3	Registration Rights Agreement, dated as of December 8, 2010, by and among Clearwire Corporation, the Issuers, the Guarantors and J.P. Morgan Securities LLC as representative of the initial purchasers.
4.4
Indenture, dated as of November 24, 2009, by and among the Issuers, the guarantors party thereto, the First Lien Trustee and the First Lien Collateral Agent (Incorporated herein by reference to Exhibit 4.1 to Clearwire Corporation’s Form 8-K filed December 1, 2009).

4.5	Form of 12% First-Priority Senior Secured Note due 2015.
4.6
Collateral Agreement, dated as of November 24, 2009, by and among the Issuers, the guarantors party thereto and the First Lien Collateral Agent (Incorporated herein by reference to Exhibit 4.3 to Clearwire Corporation’s Form 8-K filed December 1, 2009).

4.7	Indenture, dated as of December 9, 2010, by and among the Issuers, the Guarantors, the Second Lien Trustee and the Second Lien Collateral Agent.
4.8	Form of 12% Second-Priority Secured Note due 2017 (as set forth in Exhibit A to the Second Lien Indenture filed as Exhibit 4.7 hereto).
4.9	Collateral Agreement, dated as of December 9, 2010, by and among the Issuers, the Guarantors and the Second Lien Collateral Agent.
4.10
Intercreditor Agreement, dated as of December 9, 2010, by and among the Issuers, the Guarantors, the Collateral Agents, Wilmington Trust FSB, in its capacities as the trustees under the Existing Secured Indentures, and the Second Lien Trustee.

4.11
Amendment to Equityholders’ Agreement, dated as of December 8, 2010, by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc. and Comcast Corporation.

10.1	Stock Delivery Agreement, dated as of December 8, 2010, by and among the Issuers and Clearwire Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: December 13, 2010	By:	/s/ Erik E. Prusch
Erik E. Prusch
Chief Financial Officer